Exhibit 4.1
D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO
2.00% Convertible Senior Notes due 2014
Thirtieth Supplemental Indenture
Dated as of May 13, 2009
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
Trustee

TABLE OF CONTENTS

Page
ARTICLE ONE

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL; ADDITIONAL NOTES

ARTICLE TWO

CERTAIN DEFINITIONS

Section 2.01. Certain Definitions	2
Section 2.02. Interpretation	13

ARTICLE THREE

COVENANTS

Section 3.01. Reports by Company	13
Section 3.02. Compliance Certificate	14
Section 3.03. Payment of Taxes; Maintenance of Corporate Existence; Maintenance of Properties	14
Section 3.04. Additional Guarantors	15

ARTICLE FOUR

SUCCESSOR CORPORATION

Section 4.01. Limitations on Mergers, Consolidations and Sales of Assets	15

ARTICLE FIVE

DEFAULTS AND REMEDIES

Section 5.01. Events of Default	16
Section 5.02. Acceleration	18
Section 5.03. Additional Interest	18

ARTICLE SIX

CONVERSION OF NOTES

Section 6.01. Conversion Privilege	19
Section 6.02. Conversion Procedure	19
Section 6.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	23
Section 6.04. Adjustment of Conversion Rate	25
Section 6.05. Shares to Be Fully Paid	34
Section 6.06. Effect of Reclassification, Consolidation, Merger or Sale	34
Section 6.07. Certain Covenants	37

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Page
Section 6.08. Responsibility of Trustee	37
Section 6.09. Notice to Holders Prior to Certain Actions	37
Section 6.10. Stockholder Rights Plans	38
Section 6.11. Exchange in Lieu of Conversion	38

ARTICLE SEVEN

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 7.01. Repurchase of Option of Holders upon a Fundamental Change	39
Section 7.02. Withdrawal of Fundamental Change Repurchase Notice	42
Section 7.03. Deposit of Fundamental Change Repurchase Price	42

ARTICLE EIGHT

DISCHARGE

Section 8.01. Discharge of the Supplemental Indenture	43
Section 8.02. Application of Trust Money	43
Section 8.03. Repayment to Company	43
Section 8.04. Reinstatement	44

ARTICLE NINE

GUARANTEES

Section 9.01. Release of a Guarantor	44
Section 9.02. Guarantors May Consolidate, etc., on Certain Terms	45

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. With Consent of Holders	45

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01. Calculations	46
Section 11.02. Governing Law	46
Section 11.03. No Adverse Interpretation of Other Agreements	46
Section 11.04. No Recourse Against Others	46
Section 11.05. Successors and Assigns	47
Section 11.06. Duplicate Originals	47
Section 11.07. Severability	47
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EXHIBIT A FORM OF NOTE
EXHIBIT B FORM OF NOTATION OF GUARANTEE
EXHIBIT C FORM OF NOTICE OF CONVERSION
EXHIBIT D FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
 -iii-

     THIRTIETH SUPPLEMENTAL INDENTURE dated as of May 13, 2009 (“Supplemental Indenture”), to the Indenture dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), by and among D.R. HORTON, INC., a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, formerly known as American Stock Transfer & Trust Company, as trustee (the “Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Notes (each as defined herein):
     WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as in the Base Indenture provided;
     WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 2.00% Convertible Senior Notes due 2014, substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Guarantors, on the terms set forth herein;
     WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee for such purpose provided certain conditions are met;
     WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;
     NOW, THEREFORE:
     In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:
ARTICLE ONE
Scope of Supplemental Indenture; General; Additional Notes
     The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture as well as all other provisions of this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications, supplements and provisions.
     Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “2.00% Convertible Senior Notes due 2014.” On the date hereof, an ini-

tial principal amount of $500,000,000 of Notes are being issued (the “Initial Notes”). The Initial Notes are being issued at a public offering price equal to 100% of face amount. The Notes shall be substantially in the form of Exhibit A hereto and will mature and bear interest as provided in such form and have the other terms and conditions set forth therein, this Supplemental Indenture and the Base Indenture (to the extent not superseded hereby). The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate. The Notes shall be guaranteed by the Guarantors as provided in the form of Exhibit B hereto and the Indenture. The Trustee will initially be the Registrar, Paying Agent and Conversion Agent for the Notes.
     The Company may, from time to time and without the consent of the Holders, issue additional Notes on terms and conditions identical to those of the Notes, other than with respect to the date of issuance, issue price, the first Interest Payment Date and the amount of interest payable on the first Interest Payment Date applicable thereto (the “Additional Notes”), which Additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the other Notes, including the Initial Notes. The Initial Notes and any such Additional Notes shall vote on all matters, and otherwise be treated, as a single class for all purposes under the Indenture. If required, Additional Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes and may bear different CUSIP or ISIN numbers.
     The following Sections of the Base Indenture shall not apply to the Notes:
          (a) Article Three (Redemption); and
          (b) Article Eight (Discharge of Indenture).
     For purposes of Section 11.07 of the Base Indenture, the place of payment of the Notes shall be deemed to be New York, New York.
ARTICLE TWO
Certain Definitions
     Section 2.01. Certain Definitions.
     The following terms used and defined in the Base Indenture shall not apply to the Notes:
          (a) Restricted Subsidiary; and
          (b) Unrestricted Subsidiary.
     The following terms have the meanings set forth below. Capitalized terms used in this Supplemental Indenture but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.
     “Additional Interest” means all amounts, if any, payable pursuant to Section 5.03 hereof.
     “Additional Notes” has the meaning set forth in Article One.
     “Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     “Base Indenture” has the meaning set forth in the Preamble.
     “Board of Directors” means the board of directors of the Company or, other then when used in the definition of “Fundamental Change” below, any authorized committee thereof.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Fort Worth, Texas or New York, New York are authorized or obligated by law or executive order to close.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests.
     “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
     “Cash Settlement Averaging Period” means, with respect to any Note surrendered for conversion, the twenty consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the Conversion Date for such Note; provided that, with respect to any Conversion Date occurring during the period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Maturity Date and ending at the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, the “Cash Settlement Averaging Period” means the twenty consecutive Trading Day period beginning on, and including, the twenty-second Scheduled Trading Day immediately preceding the Maturity Date.
     “close of business” means 5:00 p.m. (New York City time).
     “Commission” means the Securities and Exchange Commission.
     “Common Equity” of any Person means Capital Stock of such Person that is generally (without regard to the occurrence of any contingency) entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Common Stock” means, subject to Section 6.06, shares of common stock of the Company, par value $0.01 per share, at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends and of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” has the meaning set forth in the Preamble hereto.
     “Continuing Director” means a director who either was a member of the Board of Directors on the Issue Date or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

     “Conversion Agent” has the meaning set forth in Section 6.08.
     “Conversion Date” has the meaning set forth in Section 6.02(c).
     “Conversion Obligation” has the meaning set forth in Section 6.01.
     “Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” has the meaning set forth in Section 6.01.
     “control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     “Daily Conversion Value” means, for each of the twenty consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20th) of the product of (a) the then-applicable Conversion Rate on such Trading Day and (b) the Daily VWAP of the Common Stock on such Trading Day.
     “Daily Measurement Value” is equal to the Specified Dollar Amount, divided by twenty.
     “Daily Settlement Amount,” for each of the twenty (20) consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:
     (a) cash equal to the lesser of the Daily Measurement Value and the Daily Conversion Value for such Trading Day; and
     (b) to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to the Daily Share Amount.
     “Daily Share Amount” means, to the extent the Daily Conversion Value exceeds the Daily Measurement Value, (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.
     “Daily VWAP” for the Common Stock, in respect of any Trading Day, means the per share volume-weighted average price on the New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DHI.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method) and will be determined without regard to after hours trading or any other trading outside of the regular trading session.

     “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.
     “Defaulted Interest” means any interest, including Additional Interest, if any, that is payable, but is not punctually paid or duly provided for, on any May 15 or November 15 of each year, beginning November 15, 2009.
     “Depository” means, with respect to the Global Notes the Person specified as the Depository with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depository” shall mean or include such successor.
     “Designated Institution” has the meaning set forth in Section 6.11.
     “Dollars” and “$” mean United States Dollars.
     “Effective Date” has the meaning set forth in Section 6.03(a).
     “Event of Default” has the meaning set forth in Section 5.01.
     “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, Notes or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Expiration Date” has the meaning set forth in Section 6.04(e).
     “Expiration Time” has the meaning set forth in Section 6.04(e).
     “Fundamental Change” means the occurrence after the Issue Date of any of the following events:
     (a) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company, its Subsidiaries or Permitted Holders files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
     (b) any Permitted Holder has, or any Permitted Holders have, become the direct or indirect beneficial owners of the Company’s Common Equity representing more than 80%, in the aggregate, of the voting power of the Company’s Common Equity;
     (c) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries (for use in this definition, any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to herein as a “Merger Event”); provided, however, that any such

Merger Event where the holders of more than 50% of the Company’s shares of Common Stock immediately prior to such Merger Event, own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such Merger Event shall not be a Fundamental Change;
     (d) the first day on which Continuing Directors cease to constitute at least a majority of the Board of Directors;
     (e) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than any liquidation or dissolution that is part of a Merger Event and excluded from the definition of Fundamental Change by reason of the proviso in clause (c) above); or
     (f) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be quoted or listed on at least one United States national or regional securities exchange, provided, however, (x) in the case of an event described in clause (c) above, (i) if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event constituting the Fundamental Change consists of shares of Publicly Traded Securities, and (ii) as a result of the transaction or event, the Notes become convertible into such Publicly Traded Securities and, subject to clause (i), other consideration, subject to Section 6.02(j), such event shall not be a Fundamental Change; (y) if any transaction in which the Common Stock is replaced by the securities of another Person shall occur, following completion of any related Make-Whole Fundamental Change period and any related Fundamental Change Repurchase Date, references to the Company in this definition shall instead apply to such other Person and, (z) any filing that would otherwise constitute a Fundamental Change under clause (a) above shall not constitute a Fundamental Change if (i) the filing occurs in connection with a transaction in which the Company’s Common Stock is replaced by the securities of another Person and (ii) no such filing is made or is in effect with respect to Common Equity representing more than 50% of the voting power of such other Person.
     “Fundamental Change Company Notice” has the meaning set forth in Section 7.01(b).
     “Fundamental Change Expiration Time” has the meaning set forth in Section 7.01(b)(ix).
     “Fundamental Change Repurchase Date” has the meaning set forth in Section 7.01(a).
     “Fundamental Change Repurchase Notice” has the meaning set forth in Section 7.01(a)(i).
     “Fundamental Change Repurchase Price” has the meaning set forth in Section 7.01(a).
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.
     “Global Note” means a Note in global form registered to the Depository.
     “Guarantors” means (i) initially, each of:

C. Richard Dobson Builders, Inc., a Virginia corporation;
CH Investments of Texas, Inc., a Delaware corporation;
CHI Construction Company, an Arizona corporation;
CHTEX of Texas, Inc., a Delaware corporation;
Continental Homes, Inc., a Delaware corporation;
Continental Homes of Texas, L.P., a Texas limited partnership;
Continental Residential, Inc., a California corporation;
D.R. Horton—Emerald, Ltd., a Texas limited partnership;
D.R. Horton, Inc.—Birmingham, an Alabama corporation;
D.R. Horton, Inc.—Chicago, a Delaware corporation;
D.R. Horton, Inc.—Dietz-Crane, a Delaware corporation;
D.R. Horton, Inc.—Fresno, a Delaware corporation;
D.R. Horton, Inc.—Greensboro, a Delaware corporation;
D.R. Horton, Inc.—Gulf Coast, a Delaware corporation;
D.R. Horton, Inc.—Jacksonville, a Delaware corporation;
D.R. Horton, Inc.—Louisville, a Delaware corporation;
D.R. Horton, Inc.—Minnesota, a Delaware corporation;
D.R. Horton, Inc.—New Jersey, a Delaware corporation;
D.R. Horton, Inc.—Portland, a Delaware corporation;
D.R. Horton, Inc.—Sacramento, a California corporation;
D.R. Horton, Inc.—Torrey, a Delaware corporation;
D.R. Horton LA North, Inc., a Delaware corporation;
D.R. Horton Los Angeles Holding Company, Inc., a California corporation;
D.R. Horton Management Company, Ltd., a Texas limited partnership;
D.R. Horton Materials, Inc., a Delaware corporation;
D.R. Horton OCI, Inc., a Delaware corporation;
D.R. Horton VEN, Inc., a California corporation;
D.R. Horton—Schuler Homes, LLC, a Delaware limited liability company;
D.R. Horton—Texas, Ltd., a Texas limited partnership;
DRH Cambridge Homes, Inc., a California corporation;
DRH Cambridge Homes, LLC, a Delaware limited liability company;
DRH Construction, Inc., a Delaware corporation;
DRH Regrem VII, LP, a Texas limited partnership;
DRH Regrem VIII, LLC, a Delaware limited liability company;
DRH Regrem XI, Inc., a Delaware corporation;
DRH Regrem XII, LP, a Texas limited partnership;
DRH Regrem XIII, Inc., a Delaware corporation;
DRH Regrem XIV, Inc., a Delaware corporation;
DRH Regrem XV, Inc., a Delaware corporation;
DRH Regrem XVI, Inc., a Delaware corporation;
DRH Regrem XVII, Inc., a Delaware corporation;
DRH Regrem XVIII, Inc., a Delaware corporation;
DRH Regrem XIX, Inc., a Delaware corporation;
DRH Regrem XX, Inc., a Delaware corporation;
DRH Regrem XXI, Inc., a Delaware corporation;
DRH Regrem XXII, Inc., a Delaware corporation;
DRH Regrem XXIII, Inc., a Delaware corporation;
DRH Regrem XXIV, Inc., a Delaware corporation;
DRH Regrem XXV, Inc., a Delaware corporation;
DRH Southwest Construction, Inc., a California corporation;

DRH Tucson Construction, Inc., a Delaware corporation;
HPH Homebuilders 2000 L.P., a California limited partnership;
KDB Homes, Inc., a Delaware corporation;
Meadows I, Ltd., a Delaware corporation;
Meadows II, Ltd., a Delaware corporation;
Meadows VIII, Ltd., a Delaware corporation;
Meadows IX, Inc., a New Jersey corporation;
Meadows X, Inc., a New Jersey corporation;
Melmort Co., a Colorado corporation;
Melody Homes, Inc., a Delaware corporation;
Schuler Homes of Arizona LLC, a Delaware limited liability company;
Schuler Homes of California, Inc., a California corporation;
Schuler Homes of Oregon, Inc., an Oregon corporation;
Schuler Homes of Washington, Inc., a Washington corporation;
Schuler Mortgage, Inc., a Delaware corporation;
Schuler Realty Hawaii, Inc., a Hawaii corporation;
SGS Communities at Grande Quay, L.L.C., a New Jersey limited liability company;
SHA Construction LLC, a Delaware limited liability company;
SHLR of California, Inc., a California corporation;
SHLR of Colorado, Inc., a Colorado corporation;
SHLR of Nevada, Inc., a Nevada corporation;
SHLR of Utah, Inc., a Utah corporation;
SHLR of Washington, Inc., a Washington corporation;
SRHI LLC, a Delaware limited liability company;
SSHI LLC, a Delaware limited liability company;
Vertical Construction Corporation, a Delaware corporation;
Western Pacific Funding, Inc., a California corporation;
Western Pacific Housing Co., a California Limited Partnership, a California limited partnership;
Western Pacific Housing Management, Inc., a California corporation;
Western Pacific Housing, Inc., a Delaware corporation;
Western Pacific Housing—Antigua, LLC, a Delaware limited liability company;
Western Pacific Housing—Aviara, L.P., a California limited partnership;
Western Pacific Housing—Boardwalk, LLC, a Delaware limited liability company;
Western Pacific Housing—Broadway, LLC, a Delaware limited liability company;
Western Pacific Housing—Canyon Park, LLC, a Delaware limited liability company;
Western Pacific Housing—Carmel, LLC, a Delaware limited liability company;
Western Pacific Housing—Carrillo, LLC, a Delaware limited liability company;
Western Pacific Housing—Communications Hill, LLC, a Delaware limited liability company;
Western Pacific Housing—Copper Canyon, LLC, a Delaware limited liability company;
Western Pacific Housing—Creekside, LLC, a Delaware limited liability company;
Western Pacific Housing—Culver City, L.P., a California limited partnership;
Western Pacific Housing—Del Valle, LLC, a Delaware limited liability company;
Western Pacific Housing—Lomas Verdes, LLC, a Delaware limited liability company;
Western Pacific Housing—Lost Hills Park, LLC, a Delaware limited liability company;
Western Pacific Housing—McGonigle Canyon, LLC, a Delaware limited liability company;
Western Pacific Housing—Mountaingate, L.P., a California limited partnership;
Western Pacific Housing—Norco Estates, LLC, a Delaware limited liability company;

Western Pacific Housing—Oso, L.P., a California limited partnership;
Western Pacific Housing—Pacific Park II, LLC, a Delaware limited liability company;
Western Pacific Housing—Park Avenue East, LLC, a Delaware limited liability company;
Western Pacific Housing—Park Avenue West, LLC, a Delaware limited liability company;
Western Pacific Housing—Playa Vista, LLC, a Delaware limited liability company;
Western Pacific Housing—Poinsettia, L.P., a California limited partnership;
Western Pacific Housing—River Ridge, LLC, a Delaware limited liability company;
Western Pacific Housing—Robinhood Ridge, LLC, a Delaware limited liability company;
Western Pacific Housing—Santa Fe, LLC, a Delaware limited liability company;
Western Pacific Housing—Scripps, L.P., a California limited partnership;
Western Pacific Housing—Scripps II, LLC, a Delaware limited liability company;
Western Pacific Housing—Seacove, L.P., a California limited partnership;
Western Pacific Housing—Studio 528, LLC, a Delaware limited liability company;
Western Pacific Housing—Terra Bay Duets, LLC, a Delaware limited liability company;
Western Pacific Housing—Torrance, LLC, a Delaware limited liability company;
Western Pacific Housing—Torrey Commercial, LLC, a Delaware limited liability company;
Western Pacific Housing—Torrey Meadows, LLC, a Delaware limited liability company;
Western Pacific Housing—Torrey Multi-Family, LLC, a Delaware limited liability company;
Western Pacific Housing—Torrey Village Center, LLC, a Delaware limited liability company;
Western Pacific Housing—Vineyard Terrace, LLC, a Delaware limited liability company;
Western Pacific Housing—Windemere, LLC, a Delaware limited liability company;
Western Pacific Housing—Windflower, L.P., a California limited partnership;
WPH—Camino Ruiz, LLC, a Delaware limited liability company;
and (ii) each of the Company’s Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of the Indenture, in the case of (i) and (ii) until subsequently released from its Guarantee pursuant to the provisions of the Indenture.
     “Holder” means the Person in whose name a Note is registered in the registration books of the Registrar for the Notes.
     “Indebtedness” of any Person means, without duplication, (i) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price as long as such obligation remains contingent), or (c) in respect of Capitalized Lease Obligations (to the extent of the capitalized amount thereof determined in accordance with GAAP), (ii) any Indebtedness of others described in clause (i) above that such Person has guaranteed to the extent of the guarantee and (iii) all Indebtedness of others described in clause (i) above secured by a Security Interest on any property of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business or obligations under Currency Agreements or Interest Protection Agreements.
     “Indenture” means the Base Indenture, solely to the extent it governs the Notes, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Supplemental Indenture and any such supplemental indenture, respectively.
     “Initial Dividend Threshold” has the meaning set forth in Section 6.04(d).
     “Initial Notes” has the meaning set forth in Article One.
     “Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2009, subject to Section 11.07 of the Base Indenture.
     “Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness.
     “Interest Record Date,” with respect to any Interest Payment Date, means the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively.
     “Issue Date” means May 13, 2009, the date on which the Notes are originally issued under the Indenture.
     “Last Reported Sale Price” of the Common Stock or other Capital Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or other Capital Stock is listed for trading. The Last Reported Sale Price will be determined without reference to after-hours or extended market trading. If the Common Stock or other Capital Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” of the Common Stock or other Capital Stock will be the last quoted bid price for the Common Stock or other Capital Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If the Common Stock or other Capital Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock or other Capital Stock will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose. Solely in respect of the Last Reported Sale Price for a Trading Day during the period referred to in Section 6.04(i), the Board of Directors shall make adjustments to such Last Reported Sale Price to appropriately reflect the impact of the applicable issuance, dividend or distribution (relating to a required Conversion Rate adjustment) and the intent of Article Six and to avoid unjust or inequitable results. Such adjustments shall be made in good faith by the Board of Directors (whose good faith determination shall be conclusive).
     “Make-Whole Conversion Rate Adjustment” has the meaning set forth in Section 6.03(a).

     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (a), (b) or (c) of the definition thereof (in the case of any Fundamental Change described in clause (c) of the definition thereof, determined without regard to the proviso in such clause (c) but subject to the clauses (x) and (y) immediately following clause (f) of the definition of Fundamental Change.
     “Make-Whole Fundamental Change Period” has the meaning set forth in Section 6.03(a).
     “Market Disruption Event” means, with respect to the Common Stock or any other Capital Stock, (a) a failure by the primary exchange or quotation system on which the Common Stock or other Capital Stock trades or is quoted, as the case may be, to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock or other Capital Stock of an aggregate one-half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or other Capital Stock or in any options, contracts or future contracts relating to the Common Stock or other Capital Stock.
     “Maturity Date” means May 15, 2014.
     “Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness (and any accessions thereto and proceeds thereof) and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 180 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental or tax warranties and indemnities and such other representations, warranties, covenants and indemnities as are customarily required in such transactions, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.
     “Notes” has the meaning provided in the Recitals, and shall include the Initial Notes and any Additional Notes issued pursuant to the Indenture.
     “Notice of Conversion” has the meaning set forth in Section 6.02(b).
     “opening of business” means 9:00 a.m. (New York City time).
     “Paying Agent” means the Trustee or any successor paying agent.
     “Permitted Holder” means any of Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity controlled by any of such individuals.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Publicly Traded Debt Securities” means any issue of debt securities of the Company or any of its Subsidiaries originally issued in a public offering registered with the Commission or in an offering pursuant to Rule 144A under the Securities Act and of which issue at least $50 million aggregate principal amount is outstanding.
     “Publicly Traded Securities” means shares of common stock, depositary receipts or other certificates representing Common Equity, in each case, that are traded on a national or regional securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change described in clause (c) of the definition thereof.
     “Record Date” has the meaning set forth in Section 6.04(g).
     “Reference Property” has the meaning set forth in Section 6.06(b).
     “Registrar” means American Stock Transfer & Trust Company, LLC or any successor registrar of the Notes.
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Interest” means any mortgage, pledge, lien, or other security interest which secures the payment or performance of an obligation.
     “Settlement Amount” has the meaning set forth in Section 6.02(a).
     “Settlement Method” means, with respect to a conversion of Notes, the relative proportions of cash and/or shares of Common Stock with which such conversion is settled under the Indenture, as elected (or deemed elected) by the Company.
     “Settlement Notice” has the meaning set forth in Section 6.02(a)(iii).
     “Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such definition is in effect on the Issue Date).
     “Significant Transaction” has the meaning set forth in Section 6.06.
     “Specified Date” has the meaning set forth in Section 5.03.
     “Specified Dollar Amount” means an amount of cash per $1,000 principal amount of a converted Note specified by the Company in the Settlement Notice related to such converted Note.
     “Spin-Off” has the meaning set forth in Section 6.04(c).
     “Stock Price” means (a) in the case of a Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-

Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date or Record Date of the event occurs, during such five consecutive Trading Day period.
     “Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.
     “Successor” has the meaning set forth in Section 4.01(a).
     “Supplemental Indenture” has the meaning provided in the Preamble.
     “Trading Day” means, with respect to the Common Stock or any other Capital Stock a day during which trading in the Common Stock or other Capital Stock generally occurs on the primary exchange or quotation system on which the Common Stock or other Capital Stock then trades or is quoted and there is no Market Disruption Event. If the Common Stock or other Capital Stock (or other security for which a Last Reported Sale Price or Daily VWAP must be determined) is not so traded or quoted, “Trading Day” means “Business Day.”
     “Trigger Event” has the meaning set forth in Section 6.04(c).
     “Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect from time to time.
     “Valuation Period” has the meaning set forth in Section 6.04(c).
     “Weighted Average Consolidation” has the meaning set forth in Section 6.06(c)(iv).
     Section 2.02. Interpretation.
     Section 1.04 of the Base Indenture shall apply to this Supplemental Indenture. In addition:
     (a) “including” means including without limitation; and
     (b) all Section and similar references are to this Supplemental Indenture, unless otherwise specified or the context otherwise requires.
ARTICLE THREE
Covenants
     Section 3.01. Reports by Company.
     The Company will deliver to the Trustee, within 15 days after the Company is required to file the same with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any document or other report that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Documents filed by the Company with the Commission via the IDEA system will be deemed furnished to the Trustee as of the time such documents are filed via the IDEA system. The Trustee will be under no obligation to analyze or make any credit decisions with respect to any financial statements or reports received by it hereunder, but will hold such financial statements or reports solely for the benefit of, and review by, Holders of the Notes.
     Section 3.02. Compliance Certificate.
     Section 4.03 of the Base Indenture (immediately following the Section heading) is replaced with the following in its entirety:
     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any continuing Default by the Company in performing any of its obligations under the Indenture. If they do know of such a Default, the certificate shall describe the Default.
     Section 3.03. Payment of Taxes; Maintenance of Corporate Existence; Maintenance of Properties.
     Section 4.04 of the Base Indenture (immediately following the Section heading) is replaced with the following in its entirety:
     The Company will:
          (a) cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company and the Guarantors or upon the income or profits of the Company and the Guarantors or upon property or any part thereof belonging to the Company and the Guarantors before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the nonpayment thereof does not, in the judgment of the Company, materially adversely affect the ability of the Company and the Guarantors to pay all obligations under the Indenture when due; and provided further that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim if, in the judgment of the Company, such payment shall not be advantageous to the Company in the conduct of its business and if the failure so to pay or discharge does not, in its judgment, materially adversely affect the ability of the Company and the Guarantors to pay all obligations under the Indenture when due;
          (b) cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each of the Guarantors and to comply with all applicable laws; provided, however, that nothing in this subsection (b) shall prevent a consolidation or merger of the Company or any Guarantor not prohibited by the provisions of Article Nine of the Base Indenture or Article Four of the Supplemental Indenture or any other provision of the Indenture and the Company may fail to comply with any such law if, in the judgment of the Company, such non-compliance shall not be advantageous to the Company in the conduct of its business and if the failure to comply does not, in its judgment, materially adversely affect the ability of the Company and the Guarantors to pay all obligations under the Indenture when due; and
          (c) at all times keep, maintain and preserve all the property of the Company and the Guarantors in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company from discontinuing the operation and maintenance of any such properties if such discontinuance, in the judgment of the Company, does not materially adversely affect the ability of the Company and the Guarantors to pay all obligations under the Indenture when due.
     Section 3.04. Additional Guarantors.
     Section 4.05 of the Base Indenture (immediately following the Section heading) is replaced with the following in its entirety:
          (a) If (x) the Company or any of the Guarantors shall organize or acquire another Subsidiary which guarantees any Publicly Traded Debt Securities, (y) any Subsidiary that is not a Guarantor shall guarantee any Publicly Traded Debt Securities, or (z) the Company elects to add any Subsidiary as a Guarantor, then such Subsidiary will:
     (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in the Indenture, and
     (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.
     Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture (as it relates to the Notes), until released from its obligations as a Guarantor pursuant to the provisions of the Indenture.
ARTICLE FOUR
Successor Corporation
     Article Five of the Base Indenture is replaced with the following in its entirety:
     Section 4.01. Limitations on Mergers, Consolidations and Sales of Assets.
          Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), to any Person (in each case other than in a transaction in which the Company or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:
          (a) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, and

          (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.
     The foregoing provisions shall not apply to:
     (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor where such Capital Stock, or the assets of such Guarantor being merged or consolidated or the assets being sold, leased, conveyed or otherwise disposed of, as the case may be, do not constitute all or substantially all of the assets of the Company (determined on a consolidated basis), or
     (ii) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.
          Upon any such consolidation, merger, sale, lease, conveyance or other disposition, the Successor will be substituted for the Company or the relevant Guarantor under the Indenture. The Successor may then exercise every power and right of the Company or the relevant Guarantor under the Indenture, and the Company or the relevant Guarantor will be released from all of its liabilities and obligations in respect of the Notes and the Indenture. If the Company or a Guarantor leases all or substantially all of its assets, the lessee will be the Successor to the Company or such Guarantor and may exercise every power and right of the Company or such Guarantor under the Indenture, but the Company or such Guarantor will not be released from its obligations to pay the principal of and premium, if any, and interest, if any, on the Notes.
ARTICLE FIVE
Defaults and Remedies
     Section 6.01 and Section 6.02 of the Base Indenture are replaced with Sections 5.01 and 5.02 hereof in their entirety:
     Section 5.01. Events of Default.
          An “Event of Default” on the Notes occurs, if voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs:
     (a) the failure by the Company to pay interest (including Additional Interest, if any) on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
     (b) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;
     (c) the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Section 4.01 which will constitute an Event of Default with notice but without passage of time);

     (d) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Guarantor that has an outstanding principal amount of $50 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;
     (e) the failure by the Company or any Guarantor to make any principal or interest payment in an amount of $50 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Guarantor within 30 days of such principal or interest (including Additional Interest, if any) becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);
     (f) the Company or any Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors;
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Guarantor that is a Significant Subsidiary as debtor in an involuntary case,
     (B) appoints a Custodian of the Company or any Guarantor that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary, or
     (C) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;
     (h) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee);
     (i) the failure by the Company to comply with the obligation to convert the Notes into Common Stock, cash or a combination of cash and Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for five days; or
     (j) the failure by the Company to timely issue a Fundamental Change Company Notice in accordance with Section 7.01.

          A Default as described in clause (c) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Section 4.01) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.
     Section 5.02. Acceleration.
          If an Event of Default (other than an Event of Default with respect to the Company resulting from Sections 5.01(f) or (g)) shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in Sections 5.01(f) or (g) occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.
          The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest or Additional Interest, if any) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest (including Additional Interest, if any) on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived. No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.
     Section 5.03. Additional Interest.
          (a) Notwithstanding anything in the Indenture or in the Notes to the contrary, if the Company so elects, any failure to file reports as required under Section 3.01 will not result in the occurrence of an Event of Default until the expiration of the first 180 calendar days after the date (the “Specified Date”) on which an Event of Default would otherwise occur as a result of any such failure (which would be the 120th calendar day after written notice is provided to the Company in accordance with Section 5.01(c)), provided that the Company pays Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 90 calendar days of such 180-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 90 calendar days of such 180-day period. Additional Interest will be payable in arrears on each Interest Payment Date following the Specified Date in the same manner as regular interest on the Notes. On the 181st calendar day after the Specified Date (if such violation is not cured or waived prior to such 181st day), an Event of Default will be deemed to occur and the Notes will be subject to acceleration as provided in Section 5.02. This Section 5.03(a) will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of payment of “Additional Interest” as provided for in this Section 5.03 to the extent that, in such context, Additional Interest, is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

          (b) In order to elect to pay Additional Interest relating to the failure to comply with the reporting obligations as required under Section 3.01, the Company must notify all Holders of Notes and the Trustee and Paying Agent of such election on or before the close of business on the 5th Business Day after the Specified Date. If the Company fails to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 5.02.
ARTICLE SIX
Conversion of Notes
     Section 6.01. Conversion Privilege.
          Upon compliance with the provisions of this Article Six, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $2,000 principal amount or an integral multiple or $1,000 in excess thereof) of such Note prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate (the “Conversion Rate”) of 76.5697 shares of Common Stock (subject to adjustment as provided in Section 6.04) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 6.02, the “Conversion Obligation”).
     Section 6.02. Conversion Procedure.
          (a) Subject to this Section 6.02, upon any conversion of any Note, the Company will deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, solely cash, solely shares of Common Stock or a combination of cash and Common Stock, at its election, as set forth in this Section 6.02 (the “Settlement Amount”).
     (i) All conversions on or after the 23rd Scheduled Trading Day immediately preceding the Maturity Date will be settled using the same Settlement Method.
     (ii) On any Conversion Date prior to the 23rd Scheduled Trading Day immediately preceding the Maturity Date, the Company will elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on such Conversion Date. Except for conversions that occur on or after the 23rd Scheduled Trading Day immediately preceding the Maturity Date, the Company need not elect the same Settlement Method with respect to conversions that occur on different Trading Days.
     (iii) If, in respect of any Conversion Date (or the period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Maturity Date and ending on, and including, the second Scheduled Trading Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the second Business Day immediately following the relevant Conversion Date. Such Settlement Notice shall specify whether the Company shall satisfy its Conversion Obligation by (A) delivering solely shares of Common Stock, (B) paying solely cash or (C) paying and delivering, as the case may be, a combination of cash and shares of Common Stock. In the case of an election to pay and deliver, as the case may be, a combination of cash and shares of Common Stock, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company does not deliver a Settlement Notice, the Company will be deemed to have elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000. If the Company delivers a Settlement Notice electing to pay and deliver, as the case may be, a combination of cash and shares of Common Stock in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.
     (iv) The Settlement Amount in respect of any conversion of Notes shall be computed as follows:
(A)	if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Common Stock, the Company will deliver to the converting Holder a number of shares of Common Stock equal to (1)(i) the aggregate principal amount of Notes to be converted, divided by (ii) $1,000, multiplied by (2) the then-applicable Conversion Rate;

(B)	if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Holder, cash in an amount per $1,000 principal amount of Notes being converted equal to the sum of the Daily Conversion Values for each of the twenty consecutive Trading Days during the related Cash Settlement Averaging Period; and

(C)	if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying and delivering, as the case may be, a combination of cash and shares of Common Stock, if any, the Company shall pay and deliver to the converting Holder, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the twenty consecutive Trading Days during the related Cash Settlement Averaging Period.
     (v) The Company will also deliver to each converting Holder cash in lieu of fractional shares of Common Stock as set forth pursuant to Section 6.02(j).
     (vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent shall have no responsibility for any such determination.
          (b) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depository in effect at that time and, if required, pay funds equal to the amount of interest (including Additional Interest, if any) payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 6.02(h) and, if required, all transfer or similar taxes, if any, and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit C hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to interest (including Additional Interest, if any) payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 6.02(h), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any as set forth in Section 6.02(e). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article Six on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Sections 7.01 and 7.02, unless the Company defaults in the payment of the Fundamental Change Repurchase Price.
     If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
          (c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in clause (b) of this Section 6.02. The Company shall pay or deliver, as the case may be, such cash and/or shares of Common Stock on the third Trading Day immediately following the last Trading Day of the Cash Settlement Averaging Period; provided, that if the Company elects to fulfill its Conversion Obligation solely in shares of Common Stock, the Company shall deliver such Common Stock on the third Trading Day immediately following the relevant Conversion Date; provided, further, that if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, pursuant to Section 6.06(b), the Company shall pay such cash on the third Trading Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required to calculate the Conversion Obligation is not available as of the applicable settlement date, the Company will deliver the additional shares of Common Stock resulting from such adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made. If application of the provisions described above would result in settlement of a conversion during the ten Trading Days immediately following the Effective Date of a Fundamental Change, settlement will instead take place on the tenth Trading Day following the relevant Effective Date. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the number of full shares of Common Stock.
          (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
          (e) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or tax-

ing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax that is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
          (f) Except as provided in Section 6.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article.
          (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
          (h) Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid interest (including Additional Interest, if any) except as set forth below. The Company’s settlement of the Conversion Obligations pursuant to Section 6.02 shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a Interest Record Date, Holders of such Notes as of the close of business on the Interest Record Date will receive the interest (including Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Additional Interest, if any) payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (3) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date. Except as set forth in this Section 6.02(h), no payment or adjustment will be made for accrued and unpaid interest (including Additional Interest, if any) on converted Notes.
          (i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock) or the last Trading Day of the related Cash Settlement Averaging Period (in the case of any other Settlement Method), as the case may be; provided, however, if such Conversion Date or such last Trading Day of the Cash Settlement Averaging Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Holder.

          (j) For each Note surrendered for conversion, if the Company has elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Cash Settlement Averaging Period and any fractional shares remaining after such computation shall be paid in cash. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof (and the number of fractional shares remaining) shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The Company shall not issue fractional shares of Common Stock upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock) or based on the Daily VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period (in the case of any other Settlement Method).
     Section 6.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.
          (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article Six, at any time from, and including, the date on which a Make-Whole Fundamental Change occurs (the “Effective Date”), until, and including, the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, or the twentieth Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change (in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change by virtue of the parenthetical in the definition of Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), shall be increased to an amount equal to the Conversion Rate that would, but for this Section 6.03, otherwise apply to such Note pursuant to this Article Six, plus an amount equal to the Make-Whole Conversion Rate Adjustment.
     As used herein, “Make-Whole Conversion Rate Adjustment” means, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the Effective Date of such Make-Whole Fundamental Change and the Stock Price for such Make-Whole Fundamental Change, all as determined by the Company:
Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Notes)

	Stock Price
Effective Date	$10.79	$12.00	$13.00	$15.00	$17.50	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$50.00
May 13, 2009	16.1087	13.2370	10.9195	7.6201	5.0489	3.4564	2.4247	1.7332	0.9157	0.4891	0.2516	0.0316
May 15, 2010	16.1087	13.5121	11.0177	7.5128	4.8425	3.2332	2.2199	1.5583	0.8043	0.4286	0.2271	0.0479
May 15, 2011	16.1087	13.3662	10.6780	6.9786	4.2620	2.6987	1.7610	1.1778	0.5555	0.2707	0.1287	0.0135
May 15, 2012	16.1087	12.7860	9.8638	5.9804	3.3084	1.8970	1.1251	0.6883	0.2768	0.1155	0.0434	0.0000
May 15, 2013	16.1087	11.2871	8.0399	4.0479	1.7120	0.7355	0.3283	0.1559	0.0433	0.0114	0.0000	0.0000
May 15, 2014	16.1087	6.7636	0.3534	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     provided, however, that:
     (i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the row titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Ef-

fective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365 day year, as applicable;
     (ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $50.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $10.79 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 6.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;
     (iii) if an event occurs that requires, pursuant to this Article Six (other than solely pursuant to this Section 6.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the row titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article Six, immediately after such adjustment to the Conversion Rate;
     (iv) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 6.04; and
     (v) in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 92.6784 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 6.04.
          (b) As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change and shall use commercially reasonable efforts in time to give such notice fifty Business Days in advance of such anticipated Effective Date. Each such press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than five Business Days after the actual Effective Date of each Make-Whole Fundamental Change, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, such Effective Date and the amount by which the Conversion Rate has been so increased.

     Nothing in this Section 6.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 6.04 in respect of a Make-Whole Fundamental Change.
     Section 6.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the applicable Conversion Rate will be adjusted based on the following formula:
     where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.
Such adjustment will become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 6.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
          (b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than sixty days from the record date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

     where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution of such rights, options or warrants.
Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.
     For purposes of this Section 6.04(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable ten consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 6.04(b).
          (c) If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property other than (i) dividends or distributions (including share splits) covered by Section 6.04(a) or Section 6.04(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs to which the provisions set forth below in this Section 6.04(c) shall apply to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

     where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately prior to the opening of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     With respect to an adjustment pursuant to this Section 6.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series of or relating to a Subsidiary or other business unit of the Company and such Capital Stock distributed to holders of the Company’s Common Stock is or is to be traded or quoted on an exchange or quotation system (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:
     where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (for purposes of determining the “FMV” in the case of a Spin-Off, Trading Day refers to a day on which trading in such Capital Stock generally occurs on the primary exchange or quotation system where such Capital Stock is traded or quoted and there is no Market Disruption Event), and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”).
     The adjustment to the Conversion Rate under the preceding paragraph of this Section 6.04(c) shall be made immediately after the opening of business on the day after the last day of the Valuation Period, but shall become effective as of the opening of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion references within this Section 6.04(c) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 6.04(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.
     Subject in all respect to Section 6.10, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.04 (and no adjustment to the Conversion Rate under this Section 6.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.04(c). If any such rights, options or warrants are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of this Section 6.04(c), Section 6.04(a), and Section 6.04(b), any dividend or distribution to which this Section 6.04(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 6.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or war-

rants to which Section 6.04(c) applies (and any Conversion Rate adjustment required by this Section 6.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 6.04(a) and Section 6.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 6.04(a) and Section 6.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 6.04(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 6.04(b).
     In no event shall the Conversion Rate be decreased pursuant to this Section 6.04(c).
          (d) If any cash dividend or distribution in excess of $0.0375 per share in any fiscal quarter (the “Initial Dividend Threshold”) is made to all or substantially all holders of its Common Stock, the applicable Conversion Rate shall be increased based on the following formula:
     where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of its Common Stock in excess of the Initial Dividend Threshold.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate, provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this Section 6.04(d).
     For the avoidance of doubt, for purposes of this Section 6.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 6.04(d), references in this Section to one share of Common Stock or Last Reported Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     In no event shall the Conversion Rate be decreased pursuant to this Section 6.04(d).
          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:
     where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
Such adjustment under this Section 6.04(e) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this Section 6.04(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 6.04(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 6.04(e).
          (f) Except with respect to a Spin-Off, in cases where the Fair Market Value of the shares of Capital Stock, evidences of indebtedness, assets or property or the amount of cash dividend or distribution applicable to one share of Common Stock, distributed to all, or substantially all, stockholders:
     (i) equals or exceeds the average Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution; or
     (ii) such average Last Reported Sale Prices exceeds the Fair Market Value of such shares of Capital Stock, evidences of indebtedness, assets or property or the amount of cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to the shares of Common Stock, cash or combination of cash and shares of Common Stock, the kind and amount of shares of Capital Stock, evidences of indebtedness, assets or property or cash comprising the distribution, if any, that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the principal amount of the Notes held, divided by the Conversion Price in effect immediately prior to the Record Date for determining the stockholders entitled to receive the distribution.
          (g) The term “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right, option or warrant to purchase shares of its Common Stock or such convertible or exchangeable securities.
          (i) Notwithstanding this Section 6.04 or Section 6.06(c) or any other provision of the Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Record Date or Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, (x) the close of business on the third Trading Day immediately following the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock) or (y) the close of business on the last Trading Day of a related Cash Settlement Averaging Period (in the case of any other Settlement Method), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Notes, as the case may be, as are necessary or appropriate to effect the intent of this Section 6.04, 6.06(c) and the other provisions of this Article Six and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors (whose good faith determination shall be conclusive). Any adjustment made pursuant to this Section 6.04(i) shall apply in lieu of the adjustment or other term that would otherwise be applicable.
          (j) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 6.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at its last address appearing in the registration books of the Registrar a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          (k) The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Article Six, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Common Stock.
          (l) The applicable Conversion Rate will not be adjusted:
     (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
     (ii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;
     (iv) for a change in the par value of the Common Stock;
     (v) for accrued and unpaid interest, including Additional Interest, if any; or
     (vi) for any transactions described in this Section 6.04 if Holders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in such transactions as if such Holders held a number shares of Common Stock equal to the Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.
          (m) All calculations and other determinations under this Article Six shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

          (n) The Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Notes, and (ii) on each of the twenty-two Scheduled Trading Days immediately preceding the Maturity Date.
          (o) Except as set forth in this Article Six, the Company shall not adjust the Conversion Rate.
          (p) Whenever the Conversion Rate is adjusted as herein provided, the Company shall issue a press release containing the relevant information and make this information available on its website. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing in the registration books of the Registrar, within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (q) If, in respect of any Trading Day within the Cash Settlement Averaging Period for a converted Note:
     (i) the Company elects to satisfy its conversion obligation through delivery of a combination of cash and Common Stock and such shares of Common Stock are deliverable with respect to the Daily Settlement Amount for such Trading Day in accordance with this Article Six;
     (ii) any event that requires an adjustment to the Conversion Rate under any of clauses (a), (b), (c), (d) and (e) of this Section 6.04 has not yet resulted in an adjustment to the Conversion Rate as of such Trading Day; and
     (iii) the shares of Common Stock the Holder of such Note shall receive in respect of such Trading Day are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of Section 6.02(i), such shares were not held by such Holder on the Record Date corresponding to such distribution or transaction or otherwise, then, without duplication of any adjustment to the Conversion Rate set forth under any of paragraphs (a), (b), (c), (d) and (e) of this Section 6.04, the Company will adjust the number of shares of Common Stock deliverable with respect to the Daily Settlement Amount for such Trading Day to reflect the relevant distribution or transaction.
          (r) If:
     (i) the Company elects to satisfy the Conversion Obligation solely in shares of Common Stock;

     (ii) any event that requires an adjustment to the Conversion Rate under any of clauses (a), (b), (c), (d) and (e) of this Section 6.04 has not resulted in an adjustment to the Conversion Rate as of the Conversion Date; and
     (iii) the shares of Common Stock the Holder of such Note shall receive on settlement are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of Section 6.02(i), such shares were not held by such Holder on the Record Date corresponding to such distribution or transaction or otherwise, then, without duplication of any adjustment to the Conversion Rate set forth under any of clauses (a), (b), (c), (d) and (e) of this Section 6.04, the Company will adjust the number of shares of Common Stock deliverable with respect to the relevant Trading Day to reflect the relevant distribution or transaction.
          (s) For purposes of this Section 6.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          (t) The Company shall be entitled to reduce or otherwise set-off against any payments made or deemed made by the Company to Holders in respect of the Notes or the Common Stock for any amounts the company believes it is required to withhold by law. For the avoidance of doubt, if the Company pays any withholding taxes on behalf of Holders as a result of an adjustment to the Conversion Rate of the Notes, the Company may, at its option, set-off such payments against payments of cash or Common Stock in respect of the Notes. In the case of any such set-off against shares of Common Stock delivered upon any conversion of the Notes, such shares of Common Stock shall be valued at the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of payment of cash or delivery shares of Common Stock as provided in Section 6.02(c). Any amounts withheld pursuant to this clause (t) shall be paid over by the Company to the appropriate taxing authority.
     Section 6.05. Shares to Be Fully Paid.
     The Company will provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.
     Section 6.06. Effect of Reclassification, Consolidation, Merger or Sale.
     Upon the occurrence of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 6.04(a)), (ii) any consolidation, merger, combination or binding share exchange involving the Company, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Significant Transaction”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture

Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under and compliant with the provisions set forth in the Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Six. If, in the case of any Significant Transaction, the Reference Property includes shares of stock or other securities and assets of a corporation or other legal entity other than the successor or purchasing entity, as the case may be, in such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other entity and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article Seven.
          In the event the Company shall execute a supplemental indenture pursuant to this Section 6.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Significant Transaction, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the registration books of the Registrar, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (b) Notwithstanding the provisions of Section 6.02(a), and subject to the provisions of Section 6.01 and Section 6.03, at and after the effective time of such Significant Transaction, (i) the right to convert each $1,000 principal amount of Notes into cash,             shares of Common Stock or a combination of cash and shares of Common Stock at the Company’s election as set forth in Section 6.02 will be changed to a right to convert each $1,000 principal amount of such Note into cash, the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive based on the Weighted Average Consideration (the “Reference Property”) or a combination of cash and Reference Property at the Company’s election and (ii) the related Conversion Obligation shall be settled pursuant to clause (c) below.
     (c) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Significant Transaction, the Company’s Conversion Obligation shall be settled in cash or units of Reference Property, at the Company’s election, in accordance with Section 6.02(b) as follows:
     (i) (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Reference Property, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Significant Transaction would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate; (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting

Holder cash in an amount, per $1,000 principal amount of Notes equal to the sum of the Daily Conversion Values for each of the twenty consecutive Trading Days during the related Cash Settlement Averaging Period; and (C) if the Company elects to satisfy its Conversion Obligation through delivery of a combination of cash and Reference Property, the Company shall deliver in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the twenty consecutive Trading Days during the Cash Settlement Averaging Period for such Note, provided, that in each case, within any of the definitions used to determine the amount of cash or units of Reference Property to be delivered in order to satisfy the Company’s Conversion Obligation pursuant to this Section 6.06, all references to the term “Common Stock” shall be read as if the reference to “Common Stock” were instead a reference to “Reference Property,” and references to a “share” or “shares” of “Common Stock” shall be read as a “unit” or “units” of “Reference Property,” as applicable (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Significant Transaction would have owned or been entitled to receive based on the Weighted Average Consideration).
     (ii) The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 6.02(j) (provided that the amount of such cash shall be determined as if references in such Section to “Common Stock” were instead a reference to “Reference Property,” and references to a “share” or “shares” of “Common Stock” shall be read as a “unit” or “units” of “Reference Property,” as applicable (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Significant Transaction would have owned or been entitled to receive based on the Weighted Average Consideration).
     (iii) The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period.
     (iv) For purposes of this Section 6.06, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Significant Transaction who affirmatively make such an election.
     (v) The Company shall notify the Holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.
          (d) The above provisions of this Section shall similarly apply to successive Significant Transactions.
          (e) In the event that the Notes become convertible into Reference Property pursuant to this Section 6.06, the Company shall notify the Trustee and issue a press release containing the relevant information (and make such press release available on the Company’s website).

     Section 6.07. Certain Covenants.
          (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
          (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
          (c) The Company covenants that if at any time the Common Stock shall be listed on any national or regional securities exchange, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange, any Common Stock issuable upon conversion of the Notes.
     Section 6.08. Responsibility of Trustee.
     The Company hereby appoints the Trustee as the initial Conversion Agent, which appointment the Trustee accepts and agrees to perform in accordance with the terms of the Indenture. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent (“Conversion Agent”) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Notes, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 6.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
     Section 6.09. Notice to Holders Prior to Certain Actions.
     In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 6.04; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or
     (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing in the registration books of the Registrar as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for Notes or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 6.10. Stockholder Rights Plans.
     To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If, however, prior to the time of conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Notes would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 6.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 6.11. Exchange in Lieu of Conversion.
     When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Notes, the shares of Common stock and/or cash that would otherwise be due upon conversion pursuant to Sec-

tion 6.02 and in respect of which the Company has notified converting Holders. If the Company makes the election provided for in this Section 6.11, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date as part of its Settlement Notice, notify the Holder surrendering its Notes for conversion that it has made such election. In addition, the Company shall concurrently notify the Designated Institution of the Settlement Method (and, if applicable, the Specified Dollar Amount) that Company has elected with respect to such conversion and the relevant deadline for delivery of the consideration due upon conversion. Any Notes exchanged by the Designated Institution will remain outstanding.
     If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 6.02(c), convert such Notes into cash and/or shares of Common Stock, as applicable in accordance with the provisions of Section 6.02.
     For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 6.11 require the Designated Institution to accept any Notes for exchange.
ARTICLE SEVEN
Repurchase of Notes at Option of Holders
     Section 7.01. Repurchase of Option of Holders upon a Fundamental Change.
          (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $2,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty Business Days and not more than thirty-five Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest (including Additional Interest, if any) accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the Holder surrendering the Note for repurchase pursuant to this Article Seven shall be equal to the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest, including Additional Interest, if any. Repurchases of Notes under this Section 7.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit D thereto on or prior to the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section

7.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
(B) the portion of the principal amount of Notes to be repurchased, which must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and
(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;
provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depository procedures.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 7.01 shall be consummated by the payment of the Fundamental Change Repurchase Price pursuant to Section 7.03(a).
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 7.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Expiration Time in accordance with Section 7.02.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
          (b) On or before the twentieth calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders and the Trustee a notice (the “Fundamental Change Company Notice”) of, and issue a press release in respect of (and make such press release available on the Company’s website), the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Any such mailing shall be by first class mail. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent within five Business Days after the effective date of the Fundamental Change. Simultaneously with the providing of such notice, the Company will also publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the Effective Date of the Make-Whole Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article Seven;

     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) if applicable, the name and address of the Paying Agent and the Conversion Agent;
     (vii) if applicable, the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture;
     (ix) that the Holder must exercise the repurchase right on or prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);
     (x) that the Holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
     (xi) the procedures that Holders must follow to require the Company to repurchase their Notes.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 7.01.
          (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).
          (d) In connection with any purchase offer, the Company will:
      (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,
          (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and
          (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.
          (e) Notwithstanding the foregoing the Company shall not be required to repurchase the Notes in accordance with this Section 7.01 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7.01 and purchases all Notes validly tendered and not withdrawn under such purchase offer.

     Notwithstanding anything to the contrary provided in the Indenture, compliance by the Company with Rule 13e-4, Rule 14e-1 and any other tender offer rule under the Exchange Act in accordance with clause (i) above, to the extent inconsistent with any other provision of the Indenture, will not, standing alone, constitute an Event of Default solely as a result of compliance by the Company with such rules.
     Section 7.02. Withdrawal of Fundamental Change Repurchase Notice.
          (a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Trustee’s corporate trust office or the Paying Agent in accordance with this Section 7.02 at any time prior to the Fundamental Change Expiration Time, specifying:
     (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depository information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof.
     Section 7.03. Deposit of Fundamental Change Repurchase Price.
          (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) on or prior to 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date an amount of cash sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 7.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 7.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the registration books of the Registrar, provided, however, that payments to the Depository shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
          (b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, including Additional Interest, if any, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

          (c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 7.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
ARTICLE EIGHT
Discharge
     Section 8.01. Discharge of the Supplemental Indenture.
          (a) The satisfaction and discharge provisions set forth in this Article Eight will, with respect to the Notes, supersede in their entirety Article Eight of the Base Indenture, and all references in the Base Indenture to Article Eight thereof and the satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article Eight and the satisfaction and discharge provisions set forth in this Article Eight, respectively.
          (b) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07 of the Base Indenture) for cancellation or (ii) all outstanding Notes have become due and payable, whether on the Maturity Date, upon a repurchase pursuant to Article Seven hereof, upon conversion pursuant to Article Six hereof or otherwise, and the Company irrevocably deposits with the Trustee money sufficient to pay on the Maturity Date or upon repurchase of all outstanding Notes, including interest (including Additional Interest, if any) thereon to the Maturity Date or the relevant Fundamental Change Repurchase Date, as the case may be (other than Notes replaced pursuant to Section 2.07 of the Base Indenture), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock (or other property) due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Supplemental Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Supplemental Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
          (c) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.03, 2.06, 2.07, 7.07, 7.08 and 7.09 of the Base Indenture and this Article Eight shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Section 7.07 of the Base Indenture shall survive such satisfaction and discharge.
     Section 8.02. Application of Trust Money.
     The Trustee shall hold in trust cash and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article Eight. It shall apply the deposited money through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest, including Additional Interest, if any, on the Notes or, in the case of any cash or shares of Common Stock (or other property) due in respect of converted Notes, in accordance with the Indenture in relation to the conversion of Notes pursuant to the terms hereof.
     Section 8.03. Repayment to Company.
     The Trustee and Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time after a full satisfaction and discharge pursuant to the terms hereof.

     Subject to any applicable abandoned property law, the Trustee and Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest (including Additional Interest, if any) and any shares of Common stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Company for payment as general creditors.
     Section 8.04. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any cash or to pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture, the Base Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such cash and pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article Eight; provided, however, that, if the Company has made any payment of interest (including Additional Interest, if any) on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the right of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE NINE
Guarantees
     Sections 9.03 and 9.05 of the Base Indenture are replaced with Sections 9.01 and 9.02 hereof in their entirety.
     Section 9.01. Release of a Guarantor.
          (a) Notwithstanding anything in the Indenture to the contrary, a Guarantor will be automatically and unconditionally released from its Guarantee and from all obligations under Article Nine of the Base Indenture without any further action required on the part of the Trustee or any Holder:
     (i) if such Guarantor no longer guarantees any other Publicly Traded Debt Securities (other than by reason of payment under any guarantee of any such Publicly Traded Debt Securities);
     (ii) subject to Section 4.01, if as a result of the sale or other disposition of such Guarantor’s Capital Stock, such Guarantor ceases to be a Subsidiary of the Company;
     (iii) subject to Section 4.01, upon a sale or other distribution of all or substantially all of such Guarantor’s assets; or
     (iv) subject to Section 4.01, upon a merger or consolidation of such Guarantor with a Person other than the Company or another Guarantor.
          (b) The Trustee will deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 9.01.

          (c) Any Guarantor not released in accordance with this Section 9.01 remains liable for the full amount of principal of and interest (including Additional Interest, if any) on the Notes as provided in the Indenture.
     Section 9.02. Guarantors May Consolidate, etc., on Certain Terms.
          (a) Nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon such consolidation, merger, sale, conveyance or other disposition, the Guarantee given by such Guarantor that has merged into or consolidated with, or sold, leased, conveyed or otherwise disposed of all or substantially all of its assets to, the Company or another Guarantor has or shall no longer have any force or effect.
ARTICLE TEN
Amendments, Supplements and Waivers
     Section 10.02 of the Base Indenture is replaced with this Section 10.01 in its entirety.
     Section 10.01. With Consent of Holders.
     The Company, the Guarantors and the Trustee may amend or supplement this Supplemental Indenture and Sections of the Base Indenture affecting the Notes without notice to any Holder, but with the written consent (which may include consents obtained in connection with a purchase of, or a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the outstanding Notes. The Holders of a majority in principal amount of the outstanding Notes may consent (which may include consents obtained in connection with a purchase of, or a tender offer or exchange offer for Notes) to waive any existing Default under, or compliance by the Company with any provision of the Notes, the Supplemental Indenture or Sections of the Indenture affecting the Notes (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) without notice to any Holder. Without the consent of each Holder, however, an amendment, supplement or waiver, including a waiver pursuant to 6.04 of the Base Indenture, may not:
     (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the rate of or change the time for payment of interest (including Additional Interest, if any), including Defaulted Interest, on any Note;
     (c) reduce the principal of or change the fixed maturity of any Note or make the Notes redeemable at the option of the Company;
     (d) make any change that impairs or adversely affects the conversion rights of any Notes;
     (e) after a Fundamental Change has occurred, reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make payment of that price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

     (f) make any Note payable in money or securities other than that stated in such Note,
     (g) make any change in Sections 6.04 or 6.07 of the Base Indenture or this Section 10.01;
     (h) modify the ranking or priority of the Notes or any Guarantee;
     (i) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture; or
     (j) waive a continuing Default or Event of Default in the payment of principal of or interest (including Additional Interest, if any) on the Notes.
     An amendment of a provision in the Base Indenture included solely for the benefit of series of notes issued under the Base Indenture (other than the Notes) does not affect the interests of Holders of the Notes.
     It shall not be necessary for the consent of Holders under this Section 10.01 to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.
ARTICLE ELEVEN
Miscellaneous
     Section 11.01. Calculations.
     Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Notes (including any determinations of the price of the Common Stock, accrued interest payable on the Notes and the applicable Conversion Rate). The Company shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Holder upon the request of such Holder.
     Section 11.02. Governing Law.
     The laws of the State of New York shall govern this Supplemental Indenture, the Notes and the Guarantees.
     Section 11.03. No Adverse Interpretation of Other Agreements.
     This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
     Section 11.04. No Recourse Against Others.
     All liability (i) described in paragraph 13 of the Notes of any director, officer, employee or stockholder, as such, of the Company and (ii) described in the second paragraph of the guarantees of each

Guarantor, substantially in the form of Exhibit B hereto, of any stockholder, officer, director, employee, incorporator, partner, member or manager, of any Guarantor, is waived and released.
     Section 11.05. Successors and Assigns.
     All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.
     Section 11.06. Duplicate Originals.
     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 11.07. Severability.
     In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.
[Remainder of Page Intentionally Blank]

SIGNATURES
     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

D.R. HORTON, INC.
By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. — FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. — GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON OCI, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XI, INC.
DRH REGREM XIII, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.

MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., its General Partner

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd., its General Partner

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, L.L.C.

By:	Meadows IX, Inc., a Member

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By:	Meadows X, Inc., a Member

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By:	D.R. Horton, Inc. — Chicago, its Member

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC

WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC,
its Member

	By:	SHLR of Nevada, Inc. its Member

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation,
its Manager

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc.,
its Member

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By:	SHLR of Washington, Inc.,
its Member

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:
Name:
Title:

Exhibit A
[FORM OF FACE OF NOTE]
[Global Note Legend]
     THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

D.R. HORTON, INC.
2.00% CONVERTIBLE SENIOR NOTES DUE 2014
No.
CUSIP No.: [23331ABB4]†
ISIN: [US23331ABB44]†
D.R. Horton, Inc., a Delaware corporation, promises to pay to [CEDE & CO.]*
or registered assigns
the principal sum of                    Dollars on May 15, 2014
Interest Payment Dates: May 15 and November 15 commencing November 15, 2009
Interest Record Dates: May 1 and November 1

Dated: D.R. HORTON, INC.
By:
Name:
Title:

By:
Name:
Title:

†	For Initial Notes. Additional Notes may or may not have the same CUSIP or ISIN number.

*	Use bracketed language only if Global Note.

American Stock Transfer & Trust Company, LLC
as Trustee, certifies that this is one of the Securities
referred to in the within mentioned Indenture.
Dated:

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
D.R. HORTON, INC.
2.00% Convertible Senior Notes due 2014
     D.R. HORTON, INC., a Delaware corporation (together with its successors and assigns, the “Company”), issued this Note under an Indenture dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of May 13, 2009 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors party thereto and American Stock Transfer & Trust Company, LLC, as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them therein.
1. Interest.*
     The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest (including Additional Interest, if any) semiannually on May 15 and November 15 of each year, commencing November 15, 2009, until the principal is paid or made available for payment. Interest, including Additional Interest, if any, on the Notes will accrue from the most recent date to which interest, including Additional Interest, if any, has been paid or duly provided for or, if no interest (including Additional Interest, if any) has been paid, from the date of original issuance, provided that, if there is no existing default in the payment of interest (including Additional Interest, if any) and if this Note (other than any Initial Note) is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest (including Additional Interest, if any) shall accrue from such Interest Payment Date. Interest, and Additional Interest, if any, will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment.
     The Company will pay interest (including Additional Interest, if any) on the Notes (except Defaulted Interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the May 1 and November 1 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

*	Additional Notes may differ from Initial Notes with respect to the date of issuance, issue price, the first Interest Payment Date and the amount of interest payable on the first Interest Payment Date applicable thereto.

3. Paying Agent, Registrar and Conversion Agent.
     Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change or appoint any Paying Agent, Registrar, co-Registrar or Conversion Agent without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.
4. Redemption.
     The Notes are not subject to the provisions of Article Three of the Base Indenture.
5. Repurchase of Notes at the Option of Holders.
     If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes in accordance with the terms of the Indenture.
6. Conversion.
     Subject to and upon compliance with the provisions of the Indenture, Holders hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is equal to $2,000 aggregate principal amount in increments of $1,000 in excess thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
7. Denominations, Transfer, Exchange.
     The Notes are in registered form only without coupons in denominations of $2,000 and increments of $1,000 in excess thereof. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
8. Persons Deemed Owners.
     The registered Holder of this Note shall be treated as the owner of it for all purposes.
9. Unclaimed Money.
     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Company for payment as general creditors.
10. Amendment, Supplement, Waiver.
     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms, to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Holder.
11. Successor Corporation.
     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.
12. Trustee Dealings With Company.
     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee, including, but not limited to, owning or pledging the Notes.
13. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
14. Discharge of Indenture.
     The Indenture contains certain provisions pertaining to discharge, which provisions shall for all purposes have the same effect as if set forth herein.
15. Authentication.
     This Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the other side of this Note.
16. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).
17. GOVERNING LAW.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18. CUSIP and ISIN Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.
19. Copies.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: D.R. Horton, Inc., 301 Commerce St., Suite 500, Fort Worth, Texas 76102, Attention: Chief Financial Officer.

SCHEDULE OF INCREASES AND DECREASES IN THIS GLOBAL NOTE*
D.R. HORTON, INC.
2.00% Convertible Senior Notes due 2014
     The initial principal amount of this Global Note is $[          ]. The following increases or decreases in this Global Note have been made:

	Amount of decrease in	Amount of increase in	Principal Amount of this	Signature of authorized
	Principal Amount of this	Principal Amount of this	Global Note following	signatory of Trustee or
Date of Exchange	Global Note	Global Note	such decrease or increase	Custodian

*	For Global Notes only.

ASSIGNMENT FORM
     If you the Holder want to assign this Note, fill in the form below:
     I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)
and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

Exhibit B
[FORM OF NOTATION OF GUARANTEE]
GUARANTEE
     The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Base Indenture, as supplemented by the Supplemental Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     No past, present or future stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee, incorporator, partner, member or manager. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.
     Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.
     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. — FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. — GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON OCI, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XI, INC.
DRH REGREM XIII, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.

MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.

By:
Donald R. Horton
Chairman of the Board

By:
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P. By: CHTEX of Texas, Inc., its General Partner

By:

Donald R. Horton
Chairman of the Board

By:

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD. D.R. HORTON – EMERALD, LTD. D.R. HORTON – TEXAS, LTD. DRH REGREM VII, LP DRH REGREM XII, LP

By: Meadows I, Ltd., its General Partner

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, L.L.C.

By: Meadows IX, Inc., a Member

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

and

By: Meadows X, Inc., a Member

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC DRH REGREM VIII, LLC

By: D.R. Horton, Inc. – Chicago, its Member

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED
     PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC

WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By: Western Pacific Housing Management, Inc., its Manager, Member or General Partner

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC SHA CONSTRUCTION LLC

By:	SRHI LLC, its Member

By:
SHLR of Nevada, Inc. its Member

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By: Vertical Construction Corporation, its Manager

By:

Donald R. Horton
Chairman of the Board
By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc., its Member

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

SSHI LLC

By: SHLR of Washington, Inc., its Member

By:

Donald R. Horton Chairman of the Board

By:

Bill W. Wheat Executive Vice President and Chief Financial Officer

Exhibit C
[FORM OF NOTICE OF CONVERSION]

TO:	D.R. HORTON, INC. AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (that is equal to $2,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Indenture. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an “eligible guarantor institution” (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

C-1

     Fill in the registration of shares of Common Stock, if any, to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-2

Exhibit D
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:	D.R. HORTON, INC. AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from D.R. Horton, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $2,000 principal amount or $1,000 integral multiple in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
     In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1